                          UNITED STATES SECURITIES AND
                               EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
        Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
          Date of Report (Date of earliest event reported) October 3, 2002


                        FLIGHT SAFETY TECHNOLOGIES, INC.
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             (Exact name of registrant as specified in its charter)


         Nevada                     000-33305                   95-4863690
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(State of Incorporation)     (Commission File No.)     (I.R.S. Employer ID No.)


                  28 Cottrell Street, Mystic, Connecticut 06355
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              (Address of principal executive offices and Zip Code)
                                 (860) 245-0191
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               Registrant's telephone number, including area code)


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          (Former name or former address, if changed since last report)

Item 4.  Changes in Registrant's Certifying Accountant.

Effective October 3, 2002, Flight Safety Technologies, Inc. (formerly Reel Staff, Inc.) ("Company") engaged Kostin, Ruffkess & Company, LLC, which has offices in Hartford and New London, Connecticut, as its principal independent public accountant. The decision to engage Kostin, Ruffkess & Company, LLC was made by the Company's Finance and Audit Committee in accordance with Section 301 of the Sarbanes-Oxley Act of 2002. The change is based on a relocation of the Company's principal place of business from California to Connecticut.

Kostin, Ruffkess & Company, LLC is succeeding Quintanilla, A Professional Accountancy Corporation (Quintanilla). Quintanilla's reports on the Company's financial statements since the Company's inception on May 21, 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audit for the Company's first and most recent fiscal year ending December 31, 2001, there have been no disagreements with Quintanilla on any matters of accounting principles or practices, financial statement disclosure of auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Quintanilla would have caused Quintanilla to make reference to the subject matter of the disagreement(s) in connection with its report on the Company's financial statements. Since the Company's inception on May 21, 2001, there have been no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has authorized Quintanilla to respond fully to any inquiries of any new auditors hired by the Company relating to their engagement as the Company's independent accountant. The Company has provided Quintanilla with a copy of this Report and has furnished the letter attached hereto as Exhibit 16 to the Securities and Exchange Commission in which it states it agrees with the following statements.

The Company has not previously consulted with Kostin, Ruffkess & Company, LLC regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion which might be rendered on the Company's financial statements, and no written or oral advice was provided to the Company concluding there was an important factor to be considered by the Company in reaching a decision as to an accounting, auditing, or financial reporting issue. Neither did the Company discuss with Kostin, Ruffkess & Company, LLC any accounting, auditing, or financial reporting issue that was a subject of disagreement between the Company and Quintanilla, the Company's previous independent accountants, as there were no such disagreements.

Item 5. Other Events.

Mr. David D. Cryer, age 54, current Controller for the Company, has been appointed by the Board of Directors as Chief Financial Officer of the Company, effective October 1, 2002. Mr. Cryer has more than twenty-five years experience as a financial manager for a wide variety of aerospace defense contractors and manufacturing concerns. For the five years before he joined FSTO, Mr. Cryer was an independent financial consultant to numerous small businesses in the New London, Connecticut area. From January 1992 through August 1993, Mr. Cryer was employed by Yardney Technical Products, an aerospace/defense contractor, as a Controller. From January 1988 through October 1991 he was the Chief Financial Officer of Ship Analytics, Inc., a manufacturer of maritime training systems. Mr. Cryer graduated from the University of Massachusetts with a B.S. degree in Accounting. In addition, Mr. Cryer participated in graduate studies in accounting at the University of Kentucky and received a Masters Degree in Management Science at Ball State University. Mr. Cryer has certain outside business interests, including serving as Chief Financial Officer with Integrated Medical Services, Inc., a Wyoming corporation, and serves as the Controller to Kildare Corporation.

Item 6. Resignations of Registrant's Directors.

On October 1, 2002, Mr. Alan Greene submitted his resignation as a director of the Company and its subsidiary Flight Safety Technologies Operating, Inc. ("FSTO") to be effective as of September 27, 2002. Mr. Green has served as a director of FSTO since its inception in 1997 and as a director of the Company since his appointment on September 1, 2002.

Mr. Greene cited concerns regarding increased business demands as his reasons for tendering his resignation. Such resignation was not in connection with any disagreement between Mr. Greene and the Company on any matter relating to the Company's operations, policies or practices. The Company is actively searching for a replacement.

Item 7. Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number 16: Letter from Quintanilla, A Professional Accountancy Corporation to the Securities and Exchange Commission dated October 1, 2002 pursuant to Item 304(a)(3) of Regulation S-K.

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLIGHT SAFETY TECHNOLOGIES, INC.

Date: October 8, 2002



/s/ Samuel A. Kovnat
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Samuel A. Kovnat, CEO